UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934


                           --------------------------


                                  May 13, 2005
                        (Date of Earliest Event Reported)


                         United Systems Technology, Inc.
             (Exact name of registrant as specified in its charter)



             Iowa                  0-9574              42-110279
(State or other jurisdiction     (Commission        (I.R.S. Employer
      of incorporation)          file number)     Identification Number)


                           1850 Crown Road, Suite 1109
                               Dallas, Texas 75234
                    (Address of principal executive offices)



                                 (972) 402-8600
              (Registrant's telephone number, including area code)

Item 2.02.  Report of Operations and Financial Condition

     On May 13, 2005, United Systems Technology, Inc. issued a press release to announce its financial results for the quarter ended March 31, 2005. The press release is attached as Exhibit 99.1 to this Form 8-K, which is incorporated herein by reference.



Item 9.01.  Financial Statements and Exhibits.

         (c)      Exhibits

99.1     Press Release dated May 13, 2005



This Report and the Exhibit are furnished to and not filed with the Commission.

                                   Signatures


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                         United Systems Technology, Inc.


Date:    May 13, 2005      By: /s/ Randall L. McGee
                               --------------------
                           Randall L. McGee, Secretary
                            and Treasurer (Principal Financial
                            and Accounting Officer)

                                  Exhibit 99.1


                                                              PRESS RELEASE

For Immediate Release      May 13, 2005

Contact                    Mr. Randy McGee
                           Vice President - Finance

                           (972) 402-8600



UNITED SYSTEMS TECHNOLOGY, INC. ANNOUNCES FIRST QUARTER 2005 RESULTS

     Dallas, TX: United Systems Technology, Inc. (OTC - USTI) announced today that revenues for the quarter ended March 31, 2005 were $975,805, as compared to revenues of $962,927 for the same period in 2004. The Company had net income of $76,882 for the quarter ended March 31, 2005 as compared to net income of $116,284 during the comparable quarter in 2004.

     The Company has completed the development of several new software products, which enhances the competitiveness of its comprehensive software offering. These products are marketed under the asyst(R) brand name, were developed as Windows applications to "look and work like Microsoft Office", and include a Fund Accounting product line, a Utility Billing product line, a General Government product line and a Public Safety product line. The Fund Accounting product line includes General Ledger, Budget XLence, Report XLence, Accounts Payable, Accounts Receivable, Purchase Orders, Cash Receipts, Payroll and Fixed Assets modules. The Utility Billing product line includes Utility Billing, Service Orders, Meter Reader Interface, Bank Drafts and Budget Billing modules. The General Government product line includes Master and Land Directories, Business and Animal Licenses, Code Enforcement, Building Permits and Property Tax modules. The Public Safety product line includes Master Name Index, Calls for Service, Offense Reports, Citations, State Interface, Computer Aided Dispatch, Jail Management, Alarm Billing and UCR Reports modules. The Company has recently developed additional modules for its asyst(R) product line to add to its existing asyst(R) offerings including a municipal court package and additions to its asyst(R) Dealer Management product line. The asyst(R) Dealer Management product line includes the core asyst(R) accounting modules and will have the additional functionality of point of sale, inventory, repair orders, finance and insurance and fiche interface. The Company believes its asyst(R) product line will continue to offer its current and prospective customers an attractive software solution, both from a financial and functionality standpoint and follows the trend of clients moving to Windows based PC networks.

     This Press Release contains forward-looking statements, other than historical facts, which reflect the view of Company's management with respect to future events. Such forward-looking statements are based on assumptions made by and information currently available to the Company's management. Although management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from such expectations include, without limitation, the ability of the Company i) to generate levels of revenue and adequate cash flows from its operations to support and maintain its current cost structure and ii) to develop and deliver products that are competitive, accepted by its markets and are not rendered obsolete by changing technology. The forward-looking statements contained herein reflect the current views of the Company's management with respect to future events and are subject to these factors and other risks, uncertainties and assumptions relating to the operations, results of operations and financial position of the Company. The Company assumes no obligation to update the forward-looking statements or to update the reasons actual results could differ from those contemplated by such forward-looking statements.


         About the Company:

     USTI develops, markets and supports application software for select vertical markets in both the for profit and not for profit sectors. The software applications operate in IBM midrange, network and single user PC platforms. USTI and its subsidiaries have over 2,100 installations in the United States and Canada.

                         United Systems Technology, Inc.
                        Summarized Financial Information
                      (In Thousands Except Per Share Data)


                                             Three Months Ended
                                                 March 31,
                                              2005        2004
                                              ----        ----

Revenue                                    $  976       $  963


Total Costs and Expense                    $  904       $  853


Operating Income                           $   72       $  110


Net Income                                 $   77       $  116


Earning Per  Common Share                  $  NIL       $  NIL


Weighted Average Shares Outstanding        56,179       56,179